UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2010
Donegal Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15341	23-02424711

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1195 River Road, Marietta, Pennsylvania		17547

(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: 717-426-1931
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On December 6, 2010, we completed the acquisition of Michigan Insurance Company, which was formerly a majority-owned subsidiary of West Bend Mutual Insurance Company. The final purchase price will be calculated based on the GAAP book value of Michigan Insurance Company as of November 30, 2010. We estimate that the final purchase price paid to the shareholders of Michigan Insurance Company will be approximately $40 million. We incorporate by reference into this Form 8-K Report an Amended and Restated Agreement and Plan of Merger dated as of December 6, 2010 among Michigan Insurance Company, West Bend Mutual Insurance Company, Donegal Group Inc. and DGI Acquisition Corp.
     We incorporate by reference into this Form 8-K Report our press release dated December 6, 2010 filed as Exhibit No. 99.1.
Item 8.01. Other Events.
     On December 8, 2010, Union National Financial Corporation (“UNNF”), Donegal Financial Services Corporation (“DFSC”) and certain affiliated entities of DFSC executed an amendment (the “Amendment”) to their previously reported Agreement and Plan of Merger dated as of April 19, 2010, as amended and restated as of May 20, 2010 and as amended on September 1, 2010 (the “Merger Agreement”). The Amendment extends the date upon which UNNF or DFSC may terminate the Merger Agreement if the merger is not consummated by that date under certain circumstances. The Amendment extends such date from December 31, 2010 to March 31, 2011. The parties did not amend the Merger Agreement in any other respect.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of the Businesses Acquired.
     In accordance with Instruction (a)(4) to Item 9.01, we will file the Michigan Insurance Company financial statements required by this item by amendment to this Form 8-K Report by no later than February 18, 2011.
     (b) Pro Forma Financial Information.
     In accordance with Instruction (a)(4) to Item 9.01, we will file the pro forma financial information required by this item by amendment to this Form 8-K Report by no later than February 18, 2011.
     (c) Not applicable.

     (d) Exhibits.

Exhibit No.	Exhibit Description
2.1	Amended and Restated Agreement and Plan of Merger dated as of December 6, 2010 among Michigan Insurance Company, West Bend Mutual Insurance Company, Donegal Group Inc. and DGI Acquisition Corp.

2.2	Amendment to Agreement and Plan of Merger dated as of December 8, 2010 among Donegal Acquisition Inc., Donegal Financial Services Corporation, Donegal Mutual Insurance Company, Donegal Group Inc. and Union National Financial Corporation.

99.1	Donegal Group Inc. press release dated December 6, 2010.

99.2	Donegal Group Inc. and Union National Financial Corporation joint press release dated December 8, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONEGAL GROUP INC.
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller, Senior Vice
President and Chief Financial Officer

Date: December 8, 2010